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                              KIRKPATRICK & LOCKHART LLP
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                                 1500 OLIVER BUILDING
                         PITTSBURGH, PENNSYLVANIA 15222-2312

                               TELEPHONE (412) 355-6500
                               FACSIMILE (412) 355-6501         Exhibit 5.1


                                             June 21, 1996


          WesBanco, Inc.
          1 Bank Plaza
          Wheeling, WV  26003

                    Re:  REGISTRATION STATEMENT ON FORM S-8

          Ladies and Gentlemen:

               We are counsel to WesBanco, Inc., a West Virginia corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended, of an aggregate of 25,000 shares (the "Shares") of the Company's Common Stock, par value $2.0833 per share, which may be issued by the Company pursuant to the WesBanco, Inc. KSOP (the "Plan").

               We are familiar with the Registration Statement and the Plan, and have examined the Company's Restated Articles of Incorporation and Amended and Restated By-laws. We have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as we have deemed necessary or appropriate for the purposes of this opinion.

               Based on the foregoing, we are of the opinion that:

               1. The Shares have been duly authorized and, when issued in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable, and

               2. The provisions of the written documents constituting the Plan comply with the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), pertaining to such provisions. This opinion assumes that the Company has applied for a determination letter from the Internal Revenue Service in a timely manner, the Plan qualifies and is exempt from tax under the pertinent provisions of the Code and


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          KIRKPATRICK & LOCKHART LLP
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          WesBanco, Inc.
          June 21, 1996
          Page 2

          ERISA and the Plan will be amended in any way necessary to obtain a favorable determination.

               We hereby consent to the filing of this opinion as Exhibit
          5.1 to the Registration Statement.

                                        Yours truly,



                                        /s/ Kirkpatrick & Lockhart LLP